Exhibit 99.1

AutoX Selects Arbe’s 4D Imaging Radar Platform for

Level 4 Autonomous Vehicles

AutoX Will Integrate 400,000 Arbe-Based Ultra-High Resolution Radar Systems into L4 Vehicles to Achieve Greater Safety and Performance

TEL AVIV, Israel and HOUSTON, April 19, 2021 – Arbe, a global leader in next-generation 4D Imaging Radar Solutions, today announced that AutoX has chosen its 4D Imaging Radar Platform for their Level 4 autonomous vehicles, RoboTaxis, as well as other autonomous driving projects. Arbe recently revealed plans to go public through a SPAC merger with Industrial Tech Acquisitions, Inc (NASDAQ: ITAC) at equity value of approximately $723M, merger conditions discussed below.

Over the next five years, AutoX is expected to integrate 400,000 Arbe-based ultra-high resolution radar systems in their Level 4 fleet. Multiple radar units will be included as an integral component of the sensor suite for safety application development, AI-based perception algorithms, and sensor fusion.

“We are pleased to be working with AutoX – the leading RoboTaxi player in China and one of the most innovative automotive companies in the world as demonstrated by the fact that they were granted a permit in California to begin driverless testing – to achieve high standards of safety and performance at an ambitious pace,” says Kobi Marenko, CEO of Arbe. “AutoX has continuously proven to be a leader in the China market, taking the first steps in autonomous vehicle advancement. Our partnership is another testimony to the company’s forward-thinking nature.”

AutoX chose to partner with Arbe because their platform enables advanced safety and sensor performance at an attractive price point. As part of the agreement, Arbe will provide AutoX with the entire Arbe Imaging Radar platform, which enables an image 100 times more detailed than any radar on the market, via a proprietary technology with 2K resolution, the highest channel count in the industry.

“We are excited to integrate Arbe’s technology in our Level 4 RoboTaxi fleet and are confident that their radar solution will greatly enhance the safety of our vehicles,” says David Liu, senior perception engineer at AutoX. “Arbe provides the most advanced 4D radar solution on the market. We will be able to leverage the high resolution and advanced processing power with low latency of Arbe’s product for our RoboTaxis operating in China, home to some of the world’s most challenging and dense urban scenarios.”

Arbe is revolutionizing radar by bridging the sensor gap and addressing the core issues that have caused recent autonomous vehicle and autopilot accidents such as detecting stationary objects, identifying vulnerable road users, and eliminating false alarms without radar ambiguities. Arbe’s 4D imaging radar is a unique platform that provides ultra-high resolution in any weather or lighting condition.

“The Arbe-AutoX partnership will transform the level of safety for L4 vehicles, elevating the standards of safety and leading the path for the entire industry,” says Roman Levi, VP of Sales and General Manager of Arbe APAC.

About Arbe

Arbe, a global leader in next-generation 4D Imaging Radar Chipset Solutions, is spearheading a radar revolution, enabling truly safe driver-assist systems today while paving the way to full autonomous-driving. Empowering automakers, tier-1 automotive suppliers, autonomous ground vehicles, commercial and industrial vehicles, and a wide array of safety applications with advanced sensing and paradigm-changing perception. Arbe's imaging radar is 100 times more detailed than any other radar on the market and is a mandatory sensor for L2+ and higher autonomy. Arbe is expected to list on the Nasdaq stock market following a business combination with Industrial Tech Acquisitions (NASDAQ: ITAC). Arbe is a leader in the fast-growing automotive radar market that has an estimated total addressable market of $11 billion in 2025. Arbe is based in Tel Aviv, Israel, and has offices in the United States.

On March 18, Arbe announced that it had entered into, among other things, a definitive business combination agreement with Industrial Tech Acquisitions, Inc. (NASDAQ: ITAC), a publicly-traded special purpose acquisition company (“ITAC”). Subject to the satisfaction of the terms and conditions set forth in the business combination agreement, upon closing of the transactions, the combined company will operate under the “Arbe Robotics Ltd.” name and is expected to be listed on Nasdaq under the new ticker symbol “ARBE”.

About AutoX

AutoX is a leading RoboTaxi player for the China market, with the mission of ‘Democratizing Autonomy’ to provide universal access to transportation of people and goods. It was founded in 2016 by Dr. Jianxiong Xiao (a.k.a. Professor X), a self-driving technologist from MIT and Princeton University. The company's AutoX Driver platform is capable of handling the densest and most dynamic traffic conditions in urban cities around the world. In the city of Shenzhen, AutoX has deployed the world’s second, and China’s first and only fully driverless RoboTaxi service to the public. AutoX has deployed more than 100 RoboTaxis in the most populated cities, including Shanghai, Shenzhen, and Wuhan. AutoX is the second permit holder for California DMV’s completely driverless RoboTaxi permit. Headquartered in Shenzhen, AutoX has eight offices and five R&D centers globally.

About Industrial Tech Acquisitions, Inc (“ITAC”)

ITAC is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. ITAC is sponsored by Texas Ventures, a leading technology and venture capital firm with expertise in capital markets and structured finance. The firm provides guidance, insight and capital to assist entrepreneurs and managers who have the desire and talent to build exceptional companies. The Texas Ventures' approach is to identify emerging trends and opportunities prior to recognition by the broader marketplace, and to take a proactive approach in working with entrepreneurs and managers who have the determination to build world-class companies

Important Notice Regarding Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Arbe and AutoX and the transactions contemplated hereunder, and the parties' perspectives and expectations, are forward looking statements. Such statements include, but are not limited to, statements regarding the proposed partnership between Arbe and AutoX, expected growth opportunities for Arbe, anticipated future financial and operating performance and results attributable therefrom, and the expected timing of the implementation of the partnership. The words “expect,” “believe,” “estimate,” “intend,” “plan”, “anticipate”, “project”, “may”, “should”, “potential” and similar expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

Such risks and uncertainties include, but are not limited to, risks related to: (i) the expected timing and likelihood of completion of the transaction contemplated hereunder; (ii) a default by AutoX or Arbe; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of partnership agreement; (v) costs related to the proposed partnership between AutoX and Arbe; (vi) the occurrence of a material adverse change with respect to the financial position, performance, operations or prospects of Arbe or AutoX; (vi) the disruption of Arbe management time from ongoing business operations or performance of the units to be sold to AutoX; (vii) changes in applicable laws or regulations, including laws and regulations affecting the market for Arbe’s products; (viii) the possibility that Arbe may be adversely affected by other economic, business, and/or competitive factors, or the continuing effects of the COVID-19 pandemic, the worsening thereof or other future pandemics; (ix) risks related to the matters set forth in the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Division of Corporate Finance of the SEC on April 12, 2021 and costs related to such matters, and (x) other risks and uncertainties, including those to be identified in the proxy statement/prospectus (when available) relating to the proposed business combination between ITAC and Arbe, including those under “Risk Factors,” “Cautionary Notes Concerning Forward-Looking Statements” and “Arbe Management’s and Analysis of Financial Conditions and Results of Operations” therein, and in other filings with the Securities and Exchange Commission (“SEC”) by ITAC or Arbe. Arbe cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements relate only to the date they were made, and Arbe undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made except as required by law or applicable regulation.